Schedule 14A Information
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant      [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or rule 14a-12

                              SpectraScience, Inc.
--------------------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter

--------------------------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transactions applies:

     ---------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     ---------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
     (5)  Total fee paid:

     ---------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     ---------------------------------------------------------------------------
     (2)  Form, Schedule or Registration statement No.:

     ---------------------------------------------------------------------------
     (3)  Filing party:

     ---------------------------------------------------------------------------
     (4)  Date filed:

     ---------------------------------------------------------------------------

                              SPECTRASCIENCE, INC.

                         3650 Annapolis Lane, Suite 101
                           Minneapolis, MN 55447-5434
                     Tel: (612) 509-9999 Fax: (612) 509-9805
                         email: spsi@spectrascience.com
                         website: www.spectrascience.com

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 28, 1998

                         ------------------------------

To the Shareholders of SPECTRASCIENCE, Inc.:

         The Annual Meeting of Shareholders of SPECTRASCIENCE, Inc. (the "Company") will be held at The Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota 55402-2368, Tel: (612) 333-4545, Fax: (612) 376-7419, on
Thursday, May 28, 1998, at 3:30 p.m. Central Daylight Time, for the following purposes:

         1. To elect three (3) persons to serve as directors until the next Annual Meeting of Shareholders or until their respective successors shall be elected and qualified.

         2. To act upon any other matters that may properly come before the Annual Meeting or any adjournment thereof.

         Only shareholders of record at the close of business on March 31, 1998 are entitled to receive notice of and to vote at the meeting and any adjournment thereof. A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, a Proxy Statement and a Proxy accompany this notice. These materials are first being mailed to shareholders on or about April 20, 1998.

         All shareholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you do attend the meeting, you may, if you prefer, revoke your Proxy and vote your shares in person.


                                   By Order of the Board of Directors



                                   Ching-Meng Chew
                                   VICE PRESIDENT OF FINANCE AND ADMINISTRATION,
                                   CHIEF FINANCIAL OFFICER, TREASURER AND
Dated:  April 20, 1998             CORPORATE SECRETARY



--------------------------------------------------------------------------------
                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
              PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND
                    MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE
                IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES.

                          THANK YOU FOR ACTING PROMPTLY
--------------------------------------------------------------------------------

                              SPECTRASCIENCE, INC.
                         3650 ANNAPOLIS LANE, SUITE 101
                        MINNEAPOLIS, MINNESOTA 55447-5434

                         ------------------------------

                                 PROXY STATEMENT

                         ------------------------------

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 28, 1998

         This Proxy Statement and the accompanying Proxy are being furnished to shareholders (the "Shareholders") of SPECTRASCIENCE, Inc., a Minnesota corporation ("SPECTRASCIENCE" or the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders and at any adjournment(s) thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the "Notice of Meeting"). The Annual Meeting will be held at The Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota 55402-2368, Tel: (612) 333-4545, Fax: (612) 376-7419, on Thursday, May
28, 1998, at 3:30 p.m. Central Daylight Time.

         This Proxy Statement, the accompanying Proxy and the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, are first being mailed to Shareholders of the Company on or about April 20, 1998. The Annual Report on Form 10-KSB is not to be considered a part of the Company's proxy solicitation materials.


                     SOLICITATION AND REVOCATION OF PROXIES

         The costs and expenses of solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers, directors and employees of the Company by telephone, facsimile or in person, but such persons will not be specifically compensated for such services. The Company may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of the Company's common stock.

         PROXIES IN THE FORM ENCLOSED ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. All proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later dated proxy or by voting in person at the Annual Meeting.


                            QUORUM AND VOTING RIGHTS

         Only Shareholders of record at the close of business on March 31, 1998 are entitled to execute proxies or to vote at the Annual Meeting. As of that date there were 4,624,338 outstanding shares of the Company's common stock, par value $.25 per share ("Common Stock"), the only outstanding voting securities of the Company. Each holder of Common Stock is entitled to one vote for each share held with respect to the matters mentioned in the foregoing Notice of Meeting and any other matters that may properly come before the Annual Meeting. A majority of the outstanding shares entitled to vote are required to constitute a quorum at the Annual Meeting. The affirmative vote of a majority of the Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the matters mentioned in the foregoing Notice of Meeting. If a Shareholder abstains from voting as to any proposal, then the shares held by such Shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such proposal but shall not be deemed to have been voted in favor of such proposal. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on a proposal, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum, but not present for purposes of calculating the vote with respect to such proposal.

         All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed Proxy will be voted "FOR" Proposals 1 and 2 set forth in the Notice of Meeting.


       OWNERSHIP OF VOTING SECURITIES BY PRINCIPAL HOLDERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of February 28, 1998, by: (i) persons known to the Company to be beneficial owners of more than 5% of the Common Stock; (ii) each of the Company's directors, each nominee for director, and by each executive officer set forth in the compensation table; and (iii) the officers and directors of the Company as a group. Except as otherwise indicated, the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

                                            Amount and
          Name and Address of           Nature of Beneficial    Percent of Common Stock
            Beneficial Owner                 Ownership                Outstanding
            ----------------                 ---------                -----------
Perkins Capital Management, Inc. and          611,467                    12.9%
The Perkins Opportunity Fund(1)

Nathaniel S. Thayer(2)                        492,438                    10.8%

Brian T. McMahon(3)                           411,665                     8.4%

Reggeborgh Beheer BV(4)                       317,333                     7.0%

Ching-Meng Chew(5)                             53,333                     1.2%
Chester E. Sievert, Jr.(6)                     24,745                     0.6%
Henry M. Holterman(7)                          16,000                     0.4%

Officers and Directors as a Group(8)          998,181                    19.9%
        (5 persons)


-------------------------------------
(1) Includes (a) 182,577 shares owned by Perkins Capital Management, Inc. ("PCM") and (b) 200,000 shares owned by The Perkins Opportunity Fund (collectively with PCM, "Perkins"). The shares beneficially owned by PCM also include 228,890 shares issuable upon exercise of warrants held by Perkins or their clients. The address of Perkins is 730 East Lake Street, Wayzata, MN 55391-1769

(2) Includes (a) 454,238 shares owned by Mr. Thayer, (b) 38,000 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 1998 and (c) 200 shares held in a joint account in which Mr. Thayer has a 50% beneficial interest. Mr. Thayer, a non-employee director of the Company, is a partner of the law firm of Blais Cunningham & Crowe Chester, and his address is 150 Main Street, P.O. Box 1325, Pawtucket, RI 02862.

(3) Includes (a) 25,000 shares owned by Mr. McMahon, and (b) 386,665 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 1998. Mr. McMahon is Chairman of the Board and Chief Executive Officer of the Company, and his address is 3650 Annapolis Lane, Suite 101, Minneapolis, MN 55447-5434.

(4) Includes 100,000 shares and warrants to purchase 33,333 shares held by Mr. Dik Wessels, a controlling shareholder of Reggeborgh Beheer BV, that are exercisable within 60 days of February 28, 1998. The address of Reggeborgh Beheer BV is Postbox 319, Industrieweg 12, 7460 AH Rijssen, The Netherlands.

(5) Includes 53,333 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 1998.

(6) Includes 24,745 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 1998. Excludes 50,000 shares issuable upon exercise of options that will vest upon the successful completion of the clinical studies on the Optical BiopsyTM System and the filing with the United States Food and Drug Administration ("FDA") of a pre-market notification package and final FDA product approval.

(7) Includes 16,000 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 1998. Mr. Holterman is a non-employee director of the Company, and his address is the same as the address of Reggeborgh Beheer BV (included in footnote (4) above), where he is the Managing Director.

(8) Includes 479,438 shares and 518,743 shares issuable upon exercise of options held by all directors and executive officers (5 persons) that are exercisable within 60 days of February 28, 1998. Excludes 50,000 shares issuable upon exercise of an option held by Mr. Sievert upon the successful completion of the clinical studies on the Optical BiopsyTM System described in footnote (6) above.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The Board of Directors has nominated the three persons named below to serve as directors of the Company until the next annual meeting of Shareholders or until their earlier death, resignation or removal from office. Each of the three nominees is presently a member of the Board of Directors and has consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason, the Board of Directors may designate a substitute nominee or nominees (in which case the persons named on the enclosed Proxy will vote all valid Proxies for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.


                           INFORMATION ABOUT NOMINEES

         The names of the nominees, their ages, the year in which each first became a director and their principal occupations are set forth below.


Name                    Age    Title                             Director Since
----                    ---    -----                             --------------

Brian T. McMahon        44     Chairman of the Board, Chief           1993
                               Executive Officer and Director

Henry M. Holterman      43     Director                               1992

Nathaniel S. Thayer     73     Director                               1992

---------------------------------

         BRIAN T. MCMAHON assumed the position of Chairman of the Board and Chief Executive Officer of the Company, effective March 9, 1998, conferring the title of President on Chester E. Sievert, Jr. Mr. McMahon was elected Director, President and Chief Executive Officer in May 1993, and assumed the position of Chairman of the Board on May 21, 1997. Mr. McMahon joined the Company in the capacity of Executive Vice President and Chief Operating Officer in July 1992, and prior to that, served as an independent consultant to the Company from May 1992 to July 1992. Prior to joining the Company, Mr. McMahon held a succession of marketing, business development and sales management positions with SCIMED Life Systems, Inc., a wholly-owned subsidiary of Boston Scientific Corporation (NYSE: BSX), culminating in the position of Director of Marketing and Business Development.

         HENRY M. HOLTERMAN has been the Managing Director of Reggeborgh Beheer BV, a company located in the Netherlands that invests in companies and owns property projects generally located in the Netherlands, since 1991. Mr. Holterman is a chartered accountant and, from 1987 to 1991, was group controller for Transport Development Group PLC and the Dutch Holding Company ETOM NV. From 1984 to 1988, Mr. Holterman was the President of the Board of Directors of LETO Recycling, a Swedish-Dutch company involved in recycling chemical waste.

         NATHANIEL S. THAYER has been a partner in the law firm of Blais Cunningham & Crowe Chester, located in Pawtucket, Rhode Island, since 1969.


                       BOARD OF DIRECTORS' RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE THREE
               NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the fiscal year ended December 31, 1997, the Board of Directors held three meetings and adopted resolutions by unanimous written action on four occasions (as permitted under Minnesota Statutes Section 302A.239). Each of the directors attended all of the meetings of the Board of Directors and applicable committees held while each was a director during such fiscal year. The Board of Directors has an Audit Committee and a Compensation Committee.

         The members of the Audit Committee during the fiscal year ended December 31, 1997 were Messrs. Holterman and Thayer. The functions of the Audit Committee are (i) to review the internal and external financial reporting of the Company, (ii) to review the scope of the independent audit, and (iii) to consider comments by the auditors regarding internal controls and accounting procedures and management's response to those comments. The Audit Committee met three times during the fiscal year ended December 31, 1997, primarily to review the Company's internal and external financial reporting practices, risk management practices and cash investments.

         The members of the Compensation Committee during the fiscal year ended December 31, 1997 were Messrs. Holterman and Thayer. The functions of the Compensation Committee are (i) to recommend the compensation for those officers who are also directors and for senior management, (ii) to review senior management's objectives, and (iii) to make recommendations to the Board of Directors regarding the administration of, and the grant of options under, the Company's Amended and Restated 1991 Stock Plan (the "Plan"). The Compensation Committee met three times during the fiscal year ended December 31, 1997 and adopted resolutions by written action on three occasions.

         The Company does not have a nominating committee of the Board of Directors.


                REMUNERATION OF MEMBERS OF THE BOARD OF DIRECTORS

         DIRECTORS' FEES. The Company pays each non-employee director $500 for each Board of Directors' meeting and committee meeting attended and reimburses each such director for reasonable travel and out-of-pocket expenses for attendance at these meetings.

         AUTOMATIC OPTION GRANT. Pursuant to the Plan, as amended, each non-employee director is entitled to receive an option to purchase 10,000 shares of Common Stock when first elected to the Board of Directors. Prior to October 1996, non-employee directors were entitled to receive an initial option grant of 25,000 shares of Common Stock. Additionally, each non-employee director is entitled to receive an automatic grant of options to purchase 5,000 shares of Common Stock upon re-election to the Board each year the Plan is in effect. The exercise price of the option is based on the greater of (a) the prevailing market price (defined as the closing price) of the Common Stock on the date of grant or (b) the average of the closing prices of the Common Stock for the ten trading days immediately prior to the date of grant.

         The options granted to non-employee directors under the Plan expire ten years from the date of grant (subject to earlier termination in the event of death), are not transferable (except by will or the laws of descent and distribution), and become fully exercisable one year after the date of grant.


                               EXECUTIVE OFFICERS

         In addition to Brian T. McMahon, Chairman and Chief Executive Officer, who is an employee director, the following individuals are the additional executive officers of the Company:

         CHESTER E. SIEVERT, JR. assumed the position of President and Chief Operating Officer of the Company on March 9, 1998. He was previously the Executive Vice President of Development and Operations, a position he assumed on July 1, 1997. He joined the Company in June 1996 as a consultant, and assumed the position of Vice President of Development in November 1996. Prior to joining the Company, Mr. Sievert founded and worked at two medical product companies, ReTech, Inc. from 1980 to 1986, and FlexMedics Corporation from 1986 to 1995. As a former academic scientist on staff at the University of Minnesota College of Medicine and the Veterans Administration Medical Center, Mr. Sievert published extensively in the fields of gastroenterology, urology and fiber optics. Mr. Sievert currently serves on the Board of Directors of Therapeutic Micro Dialysis, Inc. Mr. Sievert has a Bachelor of Science Degree in Comparative Physiology from the University of Minnesota.

         CHING-MENG CHEW joined the Company in August 1995 as the Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Corporate Secretary. Prior to joining the Company, Mr. Chew was employed at SCIMED Life Systems, Inc. in various capacities from 1992 to 1995, culminating in the position of Treasurer. Prior to that, he was employed by Norwest Bank Minnesota, N.A. in various capacities from 1984 to 1992, culminating in the position of Vice President, International Banking. Mr. Chew has a Master of Business Administration degree from The Wharton School, University of Pennsylvania.


                    EXECUTIVE COMPENSATION AND OTHER BENEFITS

         The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Executive Officers, Messrs. Brian T. McMahon, Chester E. Sievert, Jr. and Ching-Meng Chew (the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                                       Long-Term Compensation
                                                                -------------------------------------
                                       Annual Compensation               Awards            Payouts
                               --------------------------------- -----------------------   -------
                                                       Other     Restricted   Securities              All Other
                                                      Annual        Stock     Underlying     LTIP      Compen-
Name and                                              Compen-     Award(s)     Options/    Payments    sation
Principal Position     Year    Salary($)  Bonus($)  sation($)(1)     ($)       SAR's(#)       ($)       ($)(8)
------------------     ----    ---------  --------  ------------ ----------   ----------   --------   ---------
Brian T. McMahon       1997    $137,496   $34,374      $6,307        -        289,065(2)       -        $3,094
Chairman and CEO       1996    $137,496   $27,500      $8,279        -         50,000(3)       -        $2,062
                       1995    $146,490      -         $8,580        -        150,000(4)       -        $1,317

Chester E. Sievert     1997     $92,500      -         $6,000        -         85,000(2)       -        $1,712
President and COO      1996     $11,987      -         $1,000        -         17,079(5)       -           -
                       1995        -         -            -          -           -             -           -

Ching-Meng Chew        1997     $95,000   $16,500      $6,575        -         25,000(2)       -        $2,850
VP Finance &           1996     $82,500    $3,822      $6,585        -         15,000(6)       -        $1,157
Admin., CFO            1995     $25,385      -         $1,869        -         45,000(7)       -           -


---------------------------------

(1) Other Annual Compensation ($) primarily involves a car allowance of $500 per month for each of the Named Executive Officer beginning April 1, 1996. Prior to that, the car allowance was $450 per month. In addition, Mr. McMahon received $2,129 and $2,838 in medical benefits in 1996 and 1995, respectively.

(2) Details of these option grants are provided in the following table entitled "Option Grants in Last Fiscal Year."

(3) Represents a ten-year stock option for 50,000 shares, vesting one-third per year over three years, at an exercise price of $7.00 per share. On February 28, 1998, Mr. McMahon held total stock options for 739,065 shares.

(4) Represents a ten-year stock option for 150,000 shares, vesting one-third per year over three years, at an exercise price of $3.00 per share.

(5) Includes a ten-year stock option for 15,000 shares, vesting one-third per year over three years, at an exercise price of $4.9875 per share, and for 2,079 shares at $7.75 per share, which vested while Mr. Sievert served as a consultant to the Company. On February 28, 1998, Mr. Sievert held total stock options for 147,079 shares. Mr. Sievert joined the Company in June 1996 as consultant, and assumed the position of Vice President of Development in November 1996. He later assumed the position of Executive Vice President of Development and Operations in July 1997 and President and Chief Operating Officer on March 9, 1998.

(6) Represents a ten-year stock option for 15,000 shares, vesting one-third per year over three years, at an exercise price of $7.00 per share.

(7) Represents a five-year stock option for 45,000 shares, vesting one-third per year over three years, at an exercise price of $3.9375 per share. On February 28, 1998, Mr. Chew held total stock options for 122,500 shares.

(8) All Other Compensation includes amounts contributed to the SPECTRASCIENCE Savings and Retirement Plan, which qualifies as a 401(k) Plan under the Internal Revenue Code of 1986, as amended.


                      OPTION AND STOCK APPRECIATION RIGHTS

         The following table sets forth information concerning individual grants of stock options made to the Named Executive Officers named in the Summary Compensation Table. No stock appreciation rights ("SARs") were granted or exercised during the year ended December 31, 1997.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                          Individual Grants
                     ---------------------------------------------------------      Potential Realizable
                                                                                   Value at Assumed Annual
                        Number of       % of Total                                  Rates of Stock Price
                       Securities         Options       Exercise                        Appreciation
                       Underlying       Granted to      or Base                      for Option Term(5)
                         Options       Employees in      Price       Expiration    -----------------------
Name                 Granted #(1,2)     Fiscal Year      ($/Sh)         Date          5%            10%
----                 --------------     -----------      ------         ----       --------     ----------
Brian T. McMahon        50,000(3)          64.1%        $4.7625      1/31/2007     $717,670     $1,818,718
                        50,000(3)                       $3.7625      4/14/2007
                       189,065(3)                       $3.7813      9/16/2007

Chester E. Sievert      35,000             18.8%        $3.9125       9/2/2007     $209,147       $530,019
                        50,000(4)                       $3.9125       9/2/2007

Ching-Meng Chew         25,000              5.5%        $4.7625      1/31/2007      $74,878       $189,755


----------------------------------

(1) These ten-year stock options were granted pursuant to the Plan. One third of the shares under option vest on each anniversary date from the date of grant, so that all the shares under option are vested by the third anniversary date.

(2) The exercise price was determined based on the greater of (a) the prevailing market price (defined as the closing price) of the Common Stock on the date of grant or (b) the average of the closing prices of the Common Stock for the ten trading days immediately prior to the date of grant.

(3) Mr. McMahon previously held fully-vested stock options as follows: (a) a five-year option for 50,000 shares exercisable at $2.50 per share which expired unexercised on February 4, 1997; and (b) a five-year option for 150,000 shares at $3.00 per share which expired unexercised on September 30, 1997. Mr. McMahon was granted new options as follows: (a) a ten-year option for 50,000 shares at $3.7625 per share, vesting one-third per year over three years, all of the shares under the option vesting by April 14, 2000, and (b) a ten-year option for 189,065 shares at $3.7813 per share, vesting one-third per year over three years, so that all the shares under option will vest by September 16, 2000.

(4) Mr. Sievert was granted a ten-year stock option for 50,000 shares which will vest in its entirety upon the successful completion of the clinical studies on the Optical BiopsyTM System and the filing with the United States Food and Drug Administration ("FDA") of a pre-market notification package and final FDA product approval.

(5) Potential realizable value is net of exercise price, but before taxes associated with exercise. Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the ten-year option term, multiplied by the number of options granted. These values are calculated based on regulations promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation. There is no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% or 10% levels, or at any other defined level.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

         The following table sets forth certain information concerning individual exercises of stock options during the year ended December 31, 1997 and the value of unexercised stock options as of December 31, 1997 for the Named Executive Officers. No shares were acquired through the exercise of options by the Named Executive Officers during 1997.

                          Shares                        Number of Securities           Value of unexercised
                       acquired on        Value        Underlying Unexercised              in-the-money
                         exercise       realized            Options/SARs                   options/SARs
Name                      (#)(1)           ($)              at FY-end(#)                at FY-end ($)(1,2)
----                  -------------     --------            ------------                ------------------

                                                                      Unexerci-                       Unexerci-
                                                     Exercisable        sable        Exercisable        sable
                                                     -----------        -----        -----------        -----
B.T. McMahon(3)             -               -          316,666         322,399         $487,500       $202,639

C.E. Sievert, Jr.(4)        -               -            7,079          95,000            -            $60,563

C.M. Chew(5)                -               -           35,000          50,000          $20,625        $10,313


-----------------------
(1) Upon the exercise of an option, the optionee must pay the exercise price in cash or stock. Stock options are "in-the-money" if the closing price for the Common Stock is greater than the exercise price of the stock options. The closing price for the Common Stock on December 31, 1997 was $4.625 per share. The value of the options is calculated by taking the difference between the exercise price and the closing price on December 31, 1997, and multiplying this difference by the number of option shares. When the exercise price was higher than the market value of the Common Stock, the option was not "in-the-money."

(2) Does not include the number or value of unexercisable options granted subsequent to December 31, 1997. No SARs were held by any of the Named Executive Officers on December 31, 1997.

(3) "In-the-money" options include 300,000 shares which are exercisable and 239,065 shares which are unexercisable.

(4) "In-the-money" options include no shares which are exercisable and 85,000 shares which are unexercisable.

(5) "In-the-money" options include 30,000 shares which are exercisable and 15,000 shares which are unexercisable.

                         CHANGE-IN-CONTROL ARRANGEMENTS

         The Company entered into a Severance Agreement with each of Messrs. McMahon. and Chew on November 26, 1996 and with Mr. Sievert on May 21, 1997 providing for severance pay in the event of a "Change in Control" (as defined in each Severance Agreement). Each Severance Agreement provides for severance pay to each of the Named Executive Officers, if such officer's employment is terminated, either voluntarily or involuntarily, during the three-year period following a Change in Control. The severance payment shall be equal to full compensation for two years (in the case of Mr. McMahon) and full compensation for one year (in the case of Mr. Sievert and Mr. Chew), and payment will be made in a lump sum upon termination. In addition to the severance payment, each of the Named Executive Officers will be entitled to the following benefits upon a Change in Control: (i) eighteen months of life, accident and health and dental insurance benefits; (ii) twelve months of out-placement services; (iii) complete coverage for fiduciary liability and directors' and officers' insurance for a period of six years after a Change in Control; (iv) indemnification for any losses that might result from actions taken in good faith before the "Date of Termination" (as defined in each Severance Agreement); (v) reimbursement for all legal fees and expenses incurred as a result of termination, except to the extent such payment would constitute a "parachute payment" within the meaning of
Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended; (vi) all benefits under the Company's Savings and Retirement Plan, or any successor to such Plan and any other plan or arrangement relating to retirement benefits;
(vii) all benefits and rights under any and all Company stock purchase, restricted stock grant and stock option plans or programs, or any successor to any such plans or programs, which shall be in addition to, and not reduced by, any other amounts payable to any of the Named Executive Officers under each officer's Severance Agreement; and (viii) immediate vesting of all outstanding but unvested options. If there had been a Change in Control for the fiscal year ended December 31, 1997, and the employment of Messrs. McMahon, Chew and Sievert were immediately terminated, Messrs. McMahon, Chew and Sievert would have been entitled to receive, pursuant to the terms of the respective Severance Agreement, lump sum payments upon termination of $396,989, $136,000 and $136,000, respectively.

         The Company has certain other compensatory arrangements with its executive officers relating to a change in control of the Company. All stock option agreements outstanding under the Company's Amended and Restated 1991 Stock Plan provide for the acceleration of exercisability of options immediately prior to a Change in Control (except in certain cases where the optionee is terminated for "cause" or resigns without "good reason").


                      SHAREHOLDER RETURN PERFORMANCE GRAPH

         The graph and table below compare the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the Nasdaq Stock Market Index and the Nasdaq Health Services Stocks Index over the same period. The graph and table assume the investment of $100 in each of the Company's Common Stock, the Nasdaq Stock Market Index and the Nasdaq Health Services Stocks Index on December 31, 1992 and that all dividends were reinvested.

                              [PLOT POINTS GRAPH]

                           12/31/92    12/31/93     12/30/94     12/29/95    12/31/96     12/31/97
                           --------    --------     --------     --------    --------     --------
Nasdaq Stock Market        $100.00      $114.80     $112.21      $158.70      $195.19     $239.53
Nasdaq Health Services      100.00       115.38      123.79       157.24       157.32      160.35
SpectraScience              100.00       100.00       65.45       203.64       127.27      134.55



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who are beneficial owners of more than 10% of the Common Stock ("10% Shareholders") to file initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company with the Securities and Exchange Commission and to furnish the Company with copies of all Section 16(a) reports they file. To the best of the Company's knowledge, based upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors, and 10% Shareholders were satisfied, except for one late filing of a Form 4 for Mr. Brian T. McMahon related to an open market purchase of 10,000 shares of Common Stock in August 1997.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         There were no material transactions between the Company and its directors or executive officers for the fiscal year ended December 31, 1997.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors, based upon the recommendation of its Audit Committee, has appointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year ending December 31, 1998 and to provide other appropriate accounting services. Ernst & Young LLP has audited the financial statements of the Company for the fiscal years ended December 31, 1991 through December 31, 1997. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from Shareholders.


                SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

         The rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matter appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. Any shareholder proposals that may properly be presented at the 1999 Annual Meeting of Shareholders must be prepared in accordance with all applicable rules of the Securities and Exchange Commission and must be received by the Secretary of SPECTRASCIENCE, Inc. at the Company's executive offices in Minneapolis, Minnesota, no later than December 21, 1998 for inclusion in the Company's proxy statement for the 1999 Annual Meeting of Shareholders.


              OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

         The Company knows of no matters other than those referred to in the accompanying Notice of Meeting which properly may come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of Proxy to vote the proxies in accordance with their judgment regarding the best interests of the Company.

         It is important that Proxies be returned promptly with instructions as to voting. Shareholders who do not expect to attend the Annual Meeting in person are urged to mark, sign, date and send in the Proxies by return mail.


                                   By Order of the Board of Directors




                                   Ching-Meng Chew
                                   VICE PRESIDENT OF FINANCE AND ADMINISTRATION, CHIEF FINANCIAL OFFICER, TREASURER AND CORPORATE SECRETARY

Dated:  April 20, 1998

                                    THIS PROXY IS SOLICITED ON BEHALF OF THE
PROXY                               BOARD OF DIRECTORS
-----
SPECTRASCIENCE, INC.                The undersigned, having received a Notice of
3650 Annapolis Lane, Suite 101      Annual Meeting of Shareholders and
Minneapolis, MN 55447-5434          accompanying Proxy Statement, hereby
                                    appoints Brian T. McMahon, Chester E.
                                    Sievert, Jr. and Ching-Meng Chew as proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote as designated below, all the shares of Common Stock of SPECTRASCIENCE, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 28, 1998, or any adjournment thereof.

------------------------------------

1.   ELECTION OF DIRECTORS

     [ ] FOR all nominees listed below          [ ] WITHHOLD AUTHORITY to vote
         (EXCEPT AS MARKED TO THE CONTRARY          for all nomineeslisted below
         BELOW)

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

        BRIAN T. MCMAHON        HENRY M. HOLTERMAN        NATHANIEL S. THAYER

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.


                (CONTINUED, AND TO BE SIGNED ON THE OTHER SIDE)






                           (CONTINUED FROM OTHER SIDE)

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                                        Please sign exactly as name appears
                                        below. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee, or guardian, please give full
                                        title as such. If a corporation, please
                                        sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                        ________________________________________
DATED:______________________, 1998      SIGNATURE
PLEASE VOTE, SIGN, DATE AND RETURN
THE PROXY CARD USING THE ENCLOSED
ENVELOPE                                ________________________________________
                                        SIGNATURE IF HELD JOINTLY